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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2003

7-Eleven, Inc.
(Exact name of registrant as specified in its charter)

Texas State or other jurisdiction of incorporation	0-16626 Commission File Number	75-1085131 IRS Employer Identification No.

2711 North Haskell Avenue
Dallas, Texas 75204-2906
(Address of principal executive offices)

        Registrant's telephone number, including area code: (214) 828-7011

Item 9. Regulation FD Disclosure.

        7-Eleven, Inc., a Texas corporation ("7-Eleven") hereby furnishes the following information under this Item 9. Pursuant to the rules and regulations of the Securities and Exchange Commission, such information is not deemed to be filed hereunder.

        On January 7, 2003, 7-Eleven issued the press release attached as Exhibit 99.1 and posted it on the Company's website.

Exhibit Number	Description of Document
99.1	Press Release of 7-Eleven, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

7-ELEVEN, INC.
Date: January 7, 2003	/s/ James W. Keyes President and Chief Executive Officer

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  Item 9. Regulation FD Disclosure.
SIGNATURES